7

             SPECIAL STOCK OPTION GRANT, POST-TERMINATION
                 AGREEMENT AND COVENANT NOT TO COMPETE

      This Special Stock Option Grant, Post-Termination Agreement, and

Covenant Not to Compete is entered into this 21st day of May, 1998  by and between Wal-Mart Stores, Inc.  (hereinafter "Wal-Mart") and Donald

G.  Soderquist  (hereinafter "the Associate").  The parties  agree  as follows:

      1.   ACKNOWLEDGMENTS.   As part of this Agreement,  the  parties

specifically acknowledge that

      (A)  Wal-Mart  is a major retail operation, with stores  located throughout the United States and in certain foreign locations;

      (B)   the  Associate presently holds a position as Vice Chairman and  Chief Operating Officer, and is a key executive as defined by the

Executive Committee;

      (C)   as  an  essential  part  of  its  business,  Wal-Mart  has cultivated  long term customer and vendor relationships and  goodwill,

which  are  difficult  to  develop  and  maintain,  which  require   a

significant  investment of time, effort, and expense,  and  which  can suffer significantly upon the departure of key executives;

      (D)   in  the  development of its business,  Wal-Mart  has  also expended a significant amount of time, money, and effort in developing

and   maintaining   confidential,  proprietary,   and   trade   secret

information  which,  if  disclosed or misused, could  harm  Wal-Mart's business and its competitive position in the retail marketplace;

      (E)  as Vice Chairman and Chief Operating Officer, the Associate

has  access  to confidential and proprietary trade secret  information and  other  confidential  information, including  business  plans  and

strategies,  that  would  be  of  considerable  value  to   Wal-Mart's

competitors; and

     (F)  Wal-Mart is entitled to take appropriate steps to ensure (i)

that its Associates do not make use of confidential information gained during  the course of their employment with Wal-Mart and (ii) that  no individual  associate or competing entity gains an unfair  competitive advantage over Wal-Mart.

      2.   SPECIAL STOCK OPTION GRANT.  If the Associate executes this

Agreement  on  or  before July 31, 1998, Wal-Mart will  award  to  the

Associate  a  Special  Stock Option Grant equivalent  to  One  Hundred

Percent (100%) of the Associate's base salary in effect on the date of this Agreement.  The Special Stock Option Grant will be in addition to any  other  stock options, restricted stock, stock grants, or  similar entitlements  that  the employee may receive, or may  previously  have received, under any other plan or program maintained by Wal-Mart.  The

Special   Stock  Option  Grant  will  vest  in  seven   equal   annual

installments commencing one (1) year from the date of the  grant,  and shall  in all regards be governed by the terms of the Wal-Mart Stores,

Inc. Stock Option Plan.

      3.   TRANSITION  PAYMENTS.  In the event  that  Wal-Mart  should initiate the termination of the Associate's employment, Wal-Mart will,

for  a  period  of  two  (2)  years from the effective  date  of  such termination  ("the Transition Period"), continue to pay the  Associate his  or  her  base  salary  at the rate  in  effect  on  the  date  of termination, subject to such withholding as may be required by law and subject to the following conditions and offsets:

      (A) Transition Payments will not be payable if the Associate  is terminated as the result of a violation of Wal-Mart policy;

      (B) In the event that the Associate is demoted or reassigned  so that  he  or she ceases to be a key executive as defined or determined by  the Executive Committee, the Associate will no longer be bound  by the  Covenant Not to Compete set forth in Paragraph 4 below  and  will cease  to  be  eligible  for any of the benefits  or  payments  (e.g.,

Transition Payments) provided by this Agreement.  In addition,  it  is understood  that,  upon ceasing to be a key executive,  the  Associate would forfeit the stock options granted by this Agreement, but only to the  extent  that  those options have not vested as  of  the  date  of demotion or reassignment;

      (C)   No  Transition Payments will be payable if  the  Associate voluntarily  resigns or retires from his or her employment  with  Wal-

Mart;

     (D)  Given the availability of other programs designed to provide financial  protection in such circumstances, Transition Payments  will not  be  payable under this Agreement in the event of the  Associate's

death  or  disability.   If  the  Associate  should  die  during   the

Transition  Period, Transition Payments will cease at that  time,  and his  or her heirs will have no entitlement to the continuation of such

payments.   Transition Payments will not be affected by the disability of the Associate during the Transition Period.

      (E)  Transition Payments will be offset by any amounts that  the

Associate  may  earn during the Transition Period by virtue  of  self-

employment or employment with, or involvement in, an entity other than

a  Competing Business as defined in  Paragraph 4(B) below.   Violation

by  the Associate of his obligations under Paragraph 4 or Paragraph  5 below,  or  any  other  act that is materially harmful  to  Wal-Mart's business  interests, during the Transition Period will result  in  the immediate termination of Transition Payments in addition to any  other remedies that may be available to Wal-Mart;

      (F)   Transition  Payments  will be payable  on  such  regularly scheduled paydays as may be adopted and instituted by Wal-Mart for its other salaried employees.

      (G)   Receipt  of  Transition  Payments  will  not  entitle  the

Associate  to participate during the Transition Period in any  of  the other  incentive,  stock option, profit sharing,  or  other  associate benefit  plans  or programs maintained by Wal-Mart, and the  Associate shall be entitled to participate in such plans or programs only to the extent that the terms of the plan or program provide for participation by  former associates.  Such participation, if any, shall be  governed by the terms of the applicable plan or program.

      4.   COVENANT NOT TO COMPETE. In exchange for the Special  Stock

Option  Grant  set forth in Paragraph 2,  for his or her inclusion  in the Transition Payment program set forth in Paragraph 3, and for other good and valuable consideration,  the Associate agrees, promises,  and covenants as follows:

      (A)  For a period of two (2) years from the date on which his or her  employment with Wal-Mart terminates, and regardless of the  cause or  reason  for such termination, the Associate will not  directly  or indirectly

      (i)   own,  manage,  operate, finance,  join,  control,  advise,

consult, render services to, have a current or future interest in,  or participate  in  the ownership, management, operation,  financing,  or control  of,  or be employed by or connected in any manner  with,  any

Competing Business as defined below in Paragraph 4(B); or

      (ii)   solicit for employment, hire or offer employment  to,  or

otherwise  aid or assist any person or entity other than  Wal-Mart  in soliciting  for  employment, hiring, or offering  employment  to,  any employee of Wal-Mart or any of its affiliates;

     (B) For purposes of this Agreement, the term "Competing Business"

shall   include  any  general  or  specialty  retail,  wholesale,   or

merchandising business that sells goods or merchandise  of  the  types sold by Wal-Mart at retail to consumers that (i) is located within the

United States or any other country in which Wal-Mart or its affiliates either operate a store or are known to the Associate to have plans  to open  or acquire an operation within the next twenty-four (24) months,

and  (ii) that  has gross annual sales volume or revenues attributable to its retail operations in excess of U.S. $2 billion or is reasonably expected to have gross sales volume or revenues of more than  U.S.  $2 billion in either the current fiscal year or the next following fiscal

year.   "Competing  Business" as of the date of this  Agreement  shall specifically  include,  but  is  not  limited  to,  such  entities  as

Target/Dayton  Hudson,  Costco, K-Mart, Home  Depot,  Dollar  General,

Family  Dollar, Kohls, Hudson Bay Company, Carrefour,  HEB,  and  Fred

Meyers.

      (C)   Ownership  of an investment of less than  the  greater  of

$25,000  or 1% of any class of equity or debt security of a  Competing

Business will not be deemed ownership or participation in ownership of a Competing Business for purposes of this Agreement.

      (D)   The covenant not to compete contained in this Paragraph  4 shall  be  binding upon the Associate, and shall remain in full  force

and  effect,  regardless  of  whether  the  Associate  qualifies,   or

continues to remain eligible, for the Transition Payments described in

Paragraph 3 above.  Termination of the Transition Payments pursuant to

Paragraph  3  will  not  release  the  Associate  from  his   or   her

obligations under this Paragraph 4.

         5.   PRESERVATION OF CONFIDENTIAL INFORMATION.  The Associate

agrees  that  he or she will not at any time, directly or  indirectly,

use  or  disclose  any  Confidential Information obtained  during  the course  of  his  or  her employment with Wal-Mart  except  as  may  be authorized by Wal-Mart.  "Confidential Information" shall include  any non-public  information pertaining to Wal-Mart's business,  and  shall include information obtained by the Associate during the course of, or as  a  result  of,  his  or her employment with  Wal-Mart,  including,

without   limitation,  information  regarding  Wal-Mart's   processes,

suppliers   (including  the  terms,  conditions,  or  other   business

arrangements with such suppliers), advertising and marketing plans and strategies,  profit  margins, seasonal plans,  goals,  objectives  and projections,  compilations, analyses, and projections  regarding  Wal-

Mart's  business,  trade secrets, salary, staffing, compensation,  and other employment data, and any "know-how," techniques, practice or any technical  information not of a published nature regarding  Wal-Mart's business.

      6.   REMEDIES FOR BREACH. The parties shall each be entitled  to

pursue   all  legal  and  equitable  rights  and  remedies  to  secure performance  of  their respective obligations and  duties  under  this

Agreement, and enforcement of one or more of these rights and remedies will  not  preclude  the parties from pursuing any  other  rights  and

remedies.   The Associate acknowledges that a breach of the provisions of  Paragraph  4 or Paragraph 5 above could result in substantial  and irreparable  damage to Wal-Mart's business, and that the  restrictions contained  in Paragraphs 4 and 5 are a reasonable attempt by  Wal-Mart to  protect  its rights and to safeguard its confidential information.

The  Associate  expressly agrees that upon a breach  or  a  threatened breach  by the Associate of the provisions of Paragraph 4 or Paragraph

5,  Wal-Mart  will be entitled to injunctive relief to  restrain  such violation, and the Associate hereby expressly consents to the entry of such temporary, preliminary, and/or permanent injunctive relief as may be  necessary  to enjoin the violation of Paragraph 4 or Paragraph  5.

The   parties   further  agree  that  any  action  relating   to   the

interpretation,  validity, or enforcement of this Agreement  shall  be brought in the appropriate state or federal court encompassing  Benton

County,  Arkansas,  and the parties hereby expressly  consent  to  the jurisdiction of such courts.  The Associate further agrees that in any claim or  action involving the execution, interpretation, validity, or enforcement  of  this  Agreement, he or  she  will  seek  satisfaction exclusively from the assets of Wal-Mart, and will hold harmless all of

Wal-Mart's    individual   directors,   officers,    employees,    and

representatives.

      7.   SEVERABILITY.   In  the event that  a  court  of  competent

jurisdiction  shall determine that any portion of  this  Agreement  is invalid  or  otherwise  unenforceable,  the  parties  agree  that  the remaining  portions of the Agreement shall remain in  full  force  and effect.  The parties also expressly agree that if any portion  of  the covenant  not  to  compete set forth in Paragraph 4  shall  be  deemed unenforceable,  then the Agreement shall automatically  be  deemed  to

have  been  amended  to incorporate such terms  as  will   render  the

covenant enforceable to the maximum extent permitted by law.

      8.   NATURE  OF  THE  RELATIONSHIP. Nothing  contained  in  this

Agreement  shall be deemed or construed to constitute  a  contract  of employment  for  a  definite term. The parties  acknowledge  that  the

Associate  is not employed by Wal-Mart for a definite term,  and  that either party may sever the employment relationship at any time and for any reason not otherwise prohibited by law.

       9.   ENTIRE  AGREEMENT.   This  document  contains  the  entire

understanding  and  agreement  between  the  Associate  and   Wal-Mart

regarding  the  subject  matter  of this  Agreement.   This  Agreement

supersedes and replaces any and all prior understandings or agreements between the parties regarding this subject, and no representations  or statements  by  either party shall be deemed binding unless  contained herein.

      10.  MODIFICATION.  This Agreement may not be amended, modified,

or  altered  except  in  a writing signed by  both  parties  or  their designated representatives.

      11.   SUCCESSORS AND ASSIGNS.  This Agreement will inure to  the benefit  of,  and will be binding upon, Wal-Mart, its  successors  and assigns,  and  on the Associate and his or her heirs, successors,  and

assigns.   No  rights  or  obligations under  this  Agreement  may  be assigned  to any other person without the express written  consent  of all parties hereto.

       12.    COUNTERPARTS.   This  Agreement  may  be   executed   in

counterparts,  in  which  case each of the two  counterparts  will  be deemed  to be an original and the final counterpart will be deemed  to have been executed in Bentonville, Arkansas.

      13.   GOVERNING LAW.  This Agreement shall be governed  by,  and construed in accordance with, the laws of the State of Arkansas.

     14.  STATEMENT OF UNDERSTANDING.  By signing below, the Associate acknowledges (a) that he or she has received a copy of this Agreement,

(b) that he or she has read the Agreement carefully before signing it,

(c)  that  he  or  she  has  had ample opportunity  to  ask  questions concerning  the Agreement and has had the opportunity to  discuss  the

Agreement with legal counsel of his or her own choosing, and (d)  that he  or  she  understands his or her rights and obligations under  this

Agreement, and enters into this Agreement voluntarily.


WAL-MART STORES, INC.


By:   /s/S. Robson Walton            /s/Donald G. Soderquist
         S. Robson Walton               Donald G. Soderquist
         Chairman of the Board          Vice Chairman and
                                        Chief Operating Officer


         May 21, 1998                    May 21, 1998
             Date                            Date